Exhibit 5.1

Teekay Offshore Partners L.P.

4th Floor, Belvedere Building

69 Pitts Bay Road

Hamilton HM 08

Bermuda

Our reference: 25247.50140/80521797v4

November 24, 2017

Teekay Offshore Partners L.P.: Registration Statement on Form F-3: Exhibit 5.1 Opinion

Ladies and Gentlemen:

We have acted as special counsel as to matters of the law of the Republic of the Marshall Islands (“Marshall Islands Law”) for Teekay Offshore Partners L.P., a Marshall Islands limited partnership (the “Partnership”) and Teekay Offshore Finance Corp., a Marshall Islands corporation (the “Corporation”), in connection with the preparation of a Registration Statement on Form F-3 (the “Registration Statement”) filed by the Partnership and the Corporation with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”), with respect to the registration of the issuance and sale from time to time of up to $200,000,000 of one or more series of the following securities by the Partnership and the Corporation:

(a)	common units to be issued by the Partnership (“Common Units”), each representing limited partner interests in the Partnership;

(b)	other classes of units to be issued by the Partnership, which may be convertible into other securities of the Partnership (“Preferred Units”), each representing limited partner interests in the Partnership;

(c)	warrants (the “Warrants”) to purchase Common Units or Preferred Units;

(d)	by the Corporation of debt securities (the “Corporate Debt Securities”) which may be issued pursuant one of two forms of indentures for debt securities in the forms filed as Exhibits 4.2 and 4.3 to the Registration Statement; and

(e)	by the Partnership of debt securities (the “Partnership Debt Securities”, together with the Corporate Debt Securities, the “Debt Securities”, and together with the Common Units, the Preferred Units, the Warrants, and the Corporate Debt Securities, the “Securities”), including convertible debt securities, which may be issued pursuant to one of two forms of indenture for debt securities in the forms filed as Exhibits 4.2 and 4.3 to the Registration Statement (each, an “Indenture”).

The Securities will be sold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (the “Prospectus Supplements”).

As such counsel, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following documents:

(i)	the Registration Statement and Prospectus;

(ii)	the Indentures;

(iii)	the Certificate of Limited Partnership of the Partnership, as amended, the Fifth Amended and Restated Agreement of Limited Partnership dated June 29, 2016, and the articles of incorporation and bylaws of the Corporation (collectively, the “Organizational Documents”, and together with the Registration Statement, Prospectus, and each Indenture, the “Documents”); and

(iv)	such other papers, documents, agreements, certificates of public officials and certificates of representatives of the Partnership, the Corporation, and Teekay Offshore GP L.L.C., a Marshall Islands limited liability company (the “General Partner”), as we have deemed relevant and necessary as the basis for the opinion hereafter expressed.

In such examination, we have assumed (a) the legal capacity of each natural person, (b) the genuineness of all signatures and the authenticity of all documents submitted to us as originals, (c) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (d) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete, and (e) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. We have also assumed the power and legal right of all parties (other than the Corporation and the Partnership) to the Registration Statement and any amendments or supplements thereto (including any necessary post-effective amendments), and all parties to the Indentures (other than the Corporation and the Partnership), to enter into and perform their respective obligations thereunder, and the due authorization, execution and delivery of the Indentures by all parties thereto. We have further assumed the validity and enforceability of all documents under all applicable laws other than Marshall Islands Law. As to any questions of fact material to our opinion, we have, when relevant facts were not independently established, relied upon the aforesaid certificates.

In rendering this opinion letter, we have also assumed:

(i)	that the issuance and, if applicable, sale of the Securities complies in all respects with the terms, conditions and restrictions set forth in the Documents and all of the instruments and other documents relating thereto or executed in connection therewith;

(ii)	the filing by the Corporation and the Partnership of the Registration Statement and Prospectus substantially in the form examined by us;

(iii)	a definitive purchase agreement, underwriting agreement or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the applicable registrants and the other parties thereto;

(iv)	any Securities, including Securities issuable upon conversion, exchange or exercise of any Security being offered, will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise, and will be validly issued, and the certificates, if any, evidencing the same will be duly executed and delivered, against receipt of the consideration approved by the General Partner and any holder of Preferred Units, and, if applicable, the board of directors of the Corporation; and

(v)	the definitive terms of any Security, other than Common Units, offered pursuant to the Registration Statement will have been established in accordance with resolutions of the Board of Directors of the General Partner (if applicable), the board of directors of the Corporation (if applicable), and the requisite holders of Preferred Units (if applicable), the Organizational Documents and applicable law.

With respect to the issuance and sale of any series of Preferred Units, we have further assumed that an appropriate certificate of designations or similar instrument or an amendment to the Organizational Documents setting forth the preferential, deferred, qualified or special rights, powers, privileges, conditions or duties with respect to such series of Preferred Units will have been duly adopted and fixed by the Board of Directors of the General Partner and any the requisite holders of Preferred Units (if applicable) in a form to be described in a Prospectus Supplement, all in conformity with the requirements of the Organizational Documents.

With respect to the issuance and sale of any Warrants, we have further assumed that the respective documents and agreements (“Warrant Documents”) relating to the creation, offering, issuance and sale of the Warrants have been duly authorized, executed and delivered and are enforceable in accordance with their terms, that the Warrant Documents, as necessary, have been duly executed and countersigned in accordance with the applicable Warrant Documents and the Warrants will be created, offered, issued and sold as contemplated in the Registration Statement, the applicable authorizing resolutions and the applicable Warrant Documents.

With respect to the issuance and sale of any Debt Securities, we have further assumed that (i) the relevant Indenture will be duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the relevant Indenture will have been duly executed and delivered by the Corporation and/or the Partnership and the trustee named therein (the “Trustee”) substantially in the form examined by us and any applicable supplemental indenture will have been duly executed and delivered by the Corporation and/or the Partnership and the Trustee in accordance with the terms and conditions of the relevant Indenture regarding the creation, authentication and delivery of any supplemental indenture to such Indenture and (iii) such Debt Securities when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the and (b) as provided in the relevant Indenture with respect thereto.

As to matters of fact material to this opinion that have not been independently established, we have relied upon the representations and certificates of officers or representatives of the Corporation, the General Partner, and of public officials, in each case as we have deemed relevant and appropriate. We have not independently verified the facts so relied on.

This opinion letter is limited to Marshall Islands Law and is as of the date hereof. We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.

Based on the foregoing and having regard to legal considerations which we deem relevant, we are of the opinion that:

1.	The Partnership and Corporation are each validly existing under Marshall Islands Law.

2.	The Partnership has the limited partnership power to enter into each Indenture, and the Corporation has the corporate power to enter into each Indenture.

3.	When the terms of the issuance and sale thereof have been duly authorized and approved by the General Partner, and when issued and delivered by the Partnership against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and a Prospectus Supplement, the Common Units will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

4.	When the terms of the issuance and sale thereof have been duly authorized and approved by the General Partner, and when issued and delivered by the Partnership against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement and the Registration Statement, Prospectus and a Prospectus Supplement, the Preferred Units will be validly issued, fully paid and nonassessable, and if the Preferred Units are convertible into Common Units or other Preferred Units, then such resulting Common Units or Preferred Units upon conversion will be (subject to compliance with the requirements set forth in this Paragraph and Paragraph 3 above), validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

5.	When the terms of the issuance and sale thereof have been duly authorized and approved by the Partnership, and, if applicable, the General Partner, and when issued and delivered against payment therefor in accordance with the terms of the Organizational Documents, the applicable purchase, underwriting or similar agreement, and the Registration Statement, Prospectus and Prospectus Supplement, and after the Partnership has received the consideration for the Warrants provided for in the applicable Warrant Documents, if the Warrants are convertible into Common Units or Preferred Units, then such resulting Common Units or Preferred Units will be (subject to compliance with the requirements set forth in Paragraphs 3 and 4), validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

6.	Upon the due execution and delivery of an Indenture by the Partnership and the other parties thereto substantially in the form examined by us, when (a) the specific terms of a particular Debt Security have been duly authorized by the General Partner and established in accordance with the relevant Indenture, and (b) such Debt Security has been duly executed, authenticated, issued for value by the Partnership and delivered in accordance with such Indenture, and if the Debt Securities issued by the Partnership are convertible into Common Units or Preferred Units, then such resulting Common Units or Preferred Units will be (subject to compliance with the requirements set forth in Paragraphs 3 and 4 above), validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 30, 41, 51 and 60 of the Marshall Islands Limited Partnership Act).

We consent to the filing of this opinion as an exhibit to the Registration Statement, the discussion of this opinion in the Registration Statement, and the references to our firm in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.

Very truly yours,

Watson Farley & Williams LLP

/s/ Watson Farley & Williams LLP